Exhibit 10.33
TERMINATION OF LOAN DOCUMENTS
AND INVESTORS’ RIGHTS AGREEMENT
(Sirion Therapeutics, Inc. and PharmaBio Development Inc.)
     This Termination Agreement (this “Agreement”) dated as of September 13, 2006, is made and entered into by and among Sirion Therapeutics, Inc., a North Carolina corporation (“Borrower”), PharmaBio Development Inc. (d/b/a NovaQuest), a North Carolina corporation (“Lender”), and the individuals listed as “Shareholders” on Exhibit A (the “Founders”) to the Investors’ Rights Agreement (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement (as defined below).
Recitals
     Whereas, Borrower and Lender are parties to the following agreements and instruments executed in connection with a $5,000,000 convertible loan (the “Loan”) made by Lender to Borrower pursuant to the terms thereof:

“Loan Agreement”	Collectively, that certain Loan Agreement, dated February 14, 2006, and that certain First Amendment to Loan Agreement dated July 5, 2006, with Borrower as borrower and Lender as lender; and

“Promissory Note”	That certain Promissory Note, dated February 14, 2006, in the principal amount of $5,000,000, issued by Borrower to Lender; and

“Security Agreement”	That certain Security Agreement, date February 14, 2006, with Borrower as grantor and Lender as secured party;
the Loan Agreement, Promissory Note and Security Agreement being collectively referred to as the “Loan Documents”; and
     Whereas, in connection with the Loan, Lender, Borrower and the Founders also entered into that certain Investor Rights Agreement, dated February 14, 2006 (the “Investors’ Rights Agreement”); and
     Whereas, Borrower and Borrower’s shareholders are preparing to enter into a contribution transaction (the “Contribution”) pursuant to which all the holders of shares of capital stock in Borrower (the “Sirion Shareholders”) will contribute all of their capital stock in Borrower to Tenby Pharma, Inc., a “public shell” corporation incorporated in Delaware (“Tenby” ), in return for capital stock of Tenby, pursuant to a Contribution Agreement by and among all the Sirion Shareholders, Borrower and Tenby (the “Contribution Agreement”); and

     Whereas, the Contribution qualifies as the “Second Merger” under the Loan Agreement; and
     Whereas, Lender has advanced to Borrower the full $5,000,000 in Advances available under the Loan Agreement and Note; and
     Whereas, pursuant to the terms of the Loan Agreement, immediately before the closing of the Contribution, all outstanding Advances and any accrued but unpaid interest amount thereon will be automatically converted into 100,000 shares of Borrower’s Series A-1 Preferred Stock; and
     Whereas, pursuant to Section 5.2 of the Contribution Agreement, it is a condition to the Closing (as defined in the Contribution Agreement) that the parties to the Loan Documents terminate such Loan Documents.
     Now Therefore, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Agreement
     1. Termination. Effective as of, and contingent upon the occurrence of, the Closing (as defined in the Contribution Agreement), Lender and Borrower agree that the Loan Documents shall be terminated in their entirety, and Lender, Borrower and the Founders agree that the Investors’ Rights Agreement shall be terminated in its entirety; provided, however, that the parties agree that, in the event that the Closing fails to occur, this Agreement shall be null and void and the parties shall retain all of the rights and obligations of such parties pursuant to the Loan Documents and the Investors’ Rights Agreement, as the case may be, which shall remain in full force and effect.
     2. Entire Agreement. This Agreement contains the full and entire understanding among the parties hereto with respect to the subjects hereof.
     3. Counterparts. This Agreement may be executed in two or more counterparts, and may be delivered by facsimile or other electronic delivery, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     4. Governing Law. This Agreement, and the rights and obligations of the parties arising hereunder or in connection herewith, shall be governed by and construed in accordance with the Laws of the State of North Carolina, as applied to agreements executed and performed entirely in the State of North Carolina, without regard to its conflicts of law rules.
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     In Witness Whereof, the parties have executed this Termination of Loan Documents and Investors’ Rights Agreement as of the date first written above.

SIRION THERAPUETICS, INC.

By:	/s/ Barry Butler

Barry Butler, President and
Chief Executive Officer

PHARMABIO DEVELOPMENT INC.
(d/b/a NOVAQUEST)

By:	/s/ Kerry E. Zook

Kerry E. Zook, Vice President

FOUNDERS:
/s/ Susan Benton

Susan Benton
/s/ Phillipe Boulangeat

Phillipe Boulangeat
/s/ Barry Butler

Barry Butler
/s/ Roger Vogel

Roger Vogel, M.D.